                                                                   Exhibit 10.10
                               AMENDING AGREEMENT

Dated effective as of February 19, 1998 between


GULF CANADA RESOURCES LIMITED
(hereinafter the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

DONALD G. HRAP
(hereinafter called the "Executive")

                                                              OF THE SECOND PART

         WHEREAS the parties desire to amend the Executive Employment Contract dated as of September 2, 1997 to reflect the changes to certain policies of the Corporation and certain benefits provided to the Executive;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of $1, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that:

         1. Section 2.6(c)(6) is amended by changing "one (1) year" to "two (2) years".

         2. Schedule "A" is deleted in its entirety and is replaced by Schedule "A-1", a copy of which is attached hereto.

         In Witness Whereof the parties hereto have duly executed and delivered this Amending Agreement.


                                             GULF CANADA RESOURCES LIMITED


                                             ___________________________________


                                             ___________________________________

                                             /s/  DONALD G. HRAP
__________________________________           ___________________________________
Witness                                      DONALD G. HRAP

                                 Schedule "A-1"

                         BENEFITS PROVIDED TO EXECUTIVES

GROUP LIFE INSURANCE

Plan provides basic coverage equal to two times annual salary to a maximum of $750,000. This is 100% Corporation paid and is in addition to the personal life insurance referred to in section 2.4 of the Employment Agreement.

Voluntary insurance and dependent insurance are also available and all premiums are paid by the employee.

ACCIDENTAL DEATH AND DISMEMBERMENT

Canadian based executives:

Plan provides coverage of three times annual salary in the event of accidental death to a maximum of $500,000. Lesser amounts are paid for loss of limb, etc. Premiums are 100% Corporation paid.

U.S. based executives:

Plan provides coverage of two times salary in the event of accidental death to a maximum of $750,000. Lesser amounts are paid for loss of limb, etc. Premiums are 100% Corporation paid.

SICK LEAVE

Depending on your years of service, the Corporation pays up to 26 weeks at full pay and 26 weeks at two-thirds pay.

LONG TERM DISABILITY

Canadian based executives:

Plan provides coverage of two-thirds of salary to a maximum benefit of $6,000 per month. Premiums are cost shared with the Corporation paying 2/3 and the employee paying 1/3.

U.S. based executives:

Plan provides coverage of 60% of salary to a maximum benefit of $10,000 per month. Premiums are cost shared with the Corporation paying 2/3 and the employee paying 1/3.

PROVINCIAL HEALTH CARE

For Canadian based employees the Corporation will pay 50% of the premiums for health care in any province where premiums are charged.

HEALTH CARE BENEFIT

Canadian based executives:

The plan provides 100% coverage for semi-private hospital rooms and 85% coverage for most other health services including generic prescription drugs, physiotherapy, and para-medical practitioners. An annual $25 deductible applies to most services and premiums are shared between the Corporation and the employee.

U.S. based executives:

The plan provides 100% coverage for all medical services including doctor's appointments, hospital rooms, generic prescription drugs, physiotherapy, and para-medical practitioners. A co-payment by the employee is required for most services. Premiums are shared with the Corporation paying the full cost of an HMO plan for the employee and 50% of all costs for dependents. Employees pay the cost difference for a more comprehensive plan (i.e. POS or Indemnity) and 50% of the cost for dependents.

VISION CARE

Canadian based executives:

Plan covers 85% of the cost for glasses/contact lenses to a maximum of $175 plus 85% of the cost of an eye exam per person every two calendar years. Corporation pays 100% of the premiums.

U.S. based executives:

Plan covers 100% of the cost of glasses/contact lenses and eye exams per person once per calendar year. Employees pay a $20 co-payment and the Corporation pays 100% of the premiums.

DENTAL PLAN

Canadian based executives:

Plan pays 80% of routine dental care and 50% of major dental care to a maximum of $1,500 per person per calendar year. Orthodontic coverage is provided for children under 18 and is paid at 50% of the cost to an annual maximum of $1,500 and a lifetime maximum of $5,000. The Corporation pays 100% of the premiums.

U.S. based executives:

Plan pays 80% of routine dental care and 50% of major dental care to a maximum of $1,500 per person per calendar year. Orthodontic coverage is provided for children under

18 and is paid at 50% of the cost with a lifetime maximum of $2,000. The Corporation pays 100% of the premiums.

HEALTH SPENDING ACCOUNT

To assist with medical/dental expenses not covered by the above plans, an annual amount of $800 will be provided by the Corporation. This money can be used to pay for deductibles and co-payments on an after tax basis if left in the account or can be taken as cash and added to the semi-monthly pay. U.S. employees may top up this amount from their own earnings if they wish.

SAVINGS ALLOWANCE

A payment of 4.5% of base salary is made to all executives. In Canada this is added to semi-monthly pay and in the U.S. it is contributed to the 401(k) plan to the maximum amount allowed, with any excess added to semi-monthly pay.


PENSION PLAN

Any employee with service as an executive prior to January 1, 1996 has pension accrued under the Executive Pension Plan and Superannuation Plan. Service in these plans has been frozen and the resulting pension will be calculated based on earnings at the time of termination/retirement.

For service after January 1, 1996 all employees participate in a defined contribution pension plan. No employee contributions are allowed and the Corporation's contribution is based on years of plan membership. Contributions are made monthly to the registered plan to the maximum amount allowed under legislation and the employee directs the investment of these funds. If the annual contribution exceeds the amount allowed by legislation, the excess is added to semi-monthly pay.


PARKING

Executives are eligible for parking for one vehicle at the Corporation's office.


LUNCHEON CLUB

Executives may join a luncheon club with the Corporation paying annual dues and assessments. Luncheon club memberships are taken in the Corporation's name so they may be reassigned to other individuals in the event the executive retires or leaves the Corporation.

PERQUISITE ALLOWANCE

In addition to regular salary, the Corporation will pay a perquisite allowance of $12,000 per year. These funds are to be used at the discretion of the employee.

OUTPLACEMENT COUNSELING

If severance is payable under section 2.6(c) of the Employment Agreement, the Corporation shall provide outplacement counseling services to a maximum value of $20,000 or cash, in lieu thereof, of $20,000.